Exhibit 99.1

AGA Medical Reports 2010 First Quarter Financial Results

First Quarter Net Sales Increase 15.4% to $51.3 Million; Gross Margin at 85.9%

Management Affirms 2010 Financial Guidance

MINNEAPOLIS, May 6, 2010 — AGA Medical Holdings, Inc. (AGA Medical) (NASDAQ: AGAM), a leading developer of interventional medical devices for the minimally invasive treatment of structural heart defects and vascular abnormalities, today reported financial results for the first quarter ended March 31, 2010.

Highlights of the first quarter of 2010 include:

•                  Received conditional Investigational Device Exemption (IDE) approval from the U.S. Food and Drug Administration (FDA) to evaluate the safety and efficacy of its AMPLATZER® Cardiac Plug (ACP), which is designed to close the left atrial appendage. The trial is designed to demonstrate efficacy in preventing stroke in atrial fibrillation patients who are eligible to receive Warfarin, as well as safety of the device and the procedure;

•                  Settled a patent infringement lawsuit between AGA Medical and Medtronic, Inc. (Medtronic) relating to the January 2007 patent infringement action against the company, filed by Medtronic.  AGA Medical will make payments over four years to Medtronic in the total amount of $35 million.  This settlement covers all existing products, as well as any new products developed and commercialized by AGA Medical, using nitinol for the entire term of the patents in dispute, known as “the Jervis patents”; and

•                  Continued enrollment in its pivotal RESPECT clinical trial designed to study whether patent foramen ovale (PFO) closure is superior to medical management in preventing recurrent stroke, with 726 patients enrolled in the study and 1,352 patient follow-up years as of April 30, 2010.

Financial Results for First Quarter 2010 vs. First Quarter 2009

Net sales for the first quarter of 2010 were $51.3 million, a 15.4% increase over $44.4 million for the first quarter of 2009. On a constant currency basis, net sales grew 11.9% year over year.

John Barr, President and Chief Executive Officer of AGA Medical, commented, “With our first quarter results, we delivered a solid start to 2010.  We achieved sales growth across all of our product lines, with particularly impressive performance from our vascular products in all distribution channels.”

“We also continue to make significant progress in our clinical programs. Both receipt of FDA conditional approval to begin our ACP clinical trial in the U.S. and continued strong enrollment trends in our U.S. RESPECT clinical trial, are testaments to the strength of our clinical and regulatory capabilities,” Barr further commented.

Gross margins for the first quarter of 2010 were 85.9% compared to 80.2% in the prior year period. In the prior year period, gross margins were unfavorably impacted as the company amortized the excess cost of inventory repurchased from distributors in territories that AGA Medical converted to direct distribution in January 2009.  Excluding this charge, gross margins would have been 85.6% in the prior year.

Total operating expenses for the first quarter of 2010 were $72.5 million, or $40.6 million excluding the $31.9 million one-time expense associated with the settlement of the company’s patent dispute with Medtronic, as compared to $35.7 million in the first quarter of 2009. The $31.9 million expense is the discounted value of the $35.0 million settlement to be paid over four years. Selling, general and administrative expenses totaled $25.4 million in the first quarter of 2010 versus $22.7 million in the prior year period, an increase of 12.0%, related primarily to strengthening sales channels in Europe and North America. Research and development spending totaled $10.2 million in the first quarter of 2010, an increase of $2.3 million from the first quarter of 2009, primarily due to increased spending on clinical trials as a result of strong patient enrollment in the company’s U.S. RESPECT clinical trial.

Barr commented, “By settling our patent litigation with Medtronic, we have eliminated the uncertainty and much of the expense associated with the litigation on the Jervis patents.  We can now better focus our resources and efforts on developing innovative products that can change the standard of medical care for patients.”

EBITDA (net income/(loss) before interest income, interest expense, provision/(benefit) for income tax, depreciation and amortization), excluding the one-time litigation settlement expense of $31.9 million, was $9.4 million in the first quarter 2010 versus $4.3 million in the prior year period. EBITDA margin, as adjusted for the litigation settlement expense, was 18.4% for the first quarter 2010, compared to 9.6% for the first quarter 2009.

The company reported net loss applicable to common stockholders of ($21.2) million, or ($0.42) per fully diluted and basic share, for the quarter ended March 31, 2010, compared to ($10.6) million, or ($0.49) per fully diluted and basic share, for the prior year period. Net income/(loss) for the quarter ended March 31, 2009 includes the dividends for Series A and Series B preferred and Class A common stock accrued in the first quarter of 2009. The accrued dividends on these securities and the securities associated with these dividends were converted into common stock in connection with the company’s initial public offering in the fourth quarter 2009.

Non-GAAP adjusted net income applicable to common stockholders for the quarter ended March 31, 2010 was $4.2 million versus $3.4 million in the prior year period and non-GAAP adjusted net income per fully diluted share was $0.08 for the quarter ended March 31, 2010 versus $0.08 for the prior year period calculated using fully diluted shares outstanding of approximately 51.1 million and 41.0 million respectively. Weighted average common shares on a fully diluted basis were recalculated to reflect what they would have been had the company been in a net income position.

Cash and cash equivalents were $13.2 million as of March 31, 2010, representing an $11.3 million decrease from cash and cash equivalents of $24.5 million as of December 31, 2009. The decrease was primarily due to cash payments in accordance with the company’s distributor conversion agreements of approximately $8.0 million, $5.8 million associated with lower working capital primarily due to payments to employees under the company’s annual incentive compensation plans, and $2.8 million in higher restricted cash associated with certain litigation appeals processes.

As a result of its litigation settlement with Medtronic, the company has recorded a short-term litigation settlement liability of approximately $7.5 million to reflect the payment due to Medtronic in April 2010 and a long-term litigation settlement liability of approximately $24.4 million to reflect the discounted remaining payments due over the next four years.

Guidance for Fiscal 2010

Management affirms its previously issued guidance for fiscal 2010, excluding charges associated with the Medtronic litigation settlement. The company expects 2010 net sales in the range of $221 million to $226 million and gross margins to be approximately 85%. Excluding the litigation settlement charges with Medtronic, EBITDA is expected to be in the range of $56 million to $59 million and non-GAAP as adjusted net income per share is expected to be in the range of $0.49 to $0.54, with approximately 51 million fully diluted shares outstanding.

In addition to the $31.9 million one-time litigation settlement expense in the first quarter of 2010, the $3.1 million difference between that amount and the total $35.0 million settlement amount will be accreted to interest expense over the next four years. The company expects the accretion schedule to be approximately $0.8 million in 2010, $1.1 million in 2011, $0.8 million in 2012 and $0.4 million in 2013.

Conference Call Today at 8 a.m. Eastern

AGA Medical will host a live webcast of its first quarter conference call today at 8 a.m. ET (7 a.m. CT). To access the live webcast, go to the investor information section of the company’s website, www.amplatzer.com, and click on the webcast icon. A webcast replay will be available beginning at approximately 10:00 a.m. ET today.

To participate in the conference call, dial (888) 679-8040 and enter 65892667. Please dial in at least 10 minutes prior to the call.

If you do not have access to the Internet and want to listen to an audio replay of the conference call, please dial (888) 286-8010 and enter access number 29585230. The audio replay will be available beginning at approximately 10:00 a.m. ET today through Tuesday, May 20, 2010.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States, or GAAP, the company has disclosed EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, non-GAAP adjusted net income and non-GAAP adjusted earnings per share, which are non-GAAP measures. EBITDA represents net income (loss) before interest income, interest expense, provision (benefit) for income tax, and depreciation and amortization.  EBITDA margin represents EBITDA divided by total net sales. Adjusted EBITDA and adjusted EBITDA margin represent EBITDA and EBITDA margin excluding the impact of the one-time litigation settlement expense. The company presents EBITDA and EBITDA margin because it believes these measures are useful indicators of its operating performance and adjusted EBITDA and adjusted EBITDA margin to present this operating performance measure without the impact of the one-time litigation settlement expense. Non-GAAP adjusted net income and adjusted earnings per share reflects certain non-cash and non-recurring items that are itemized in the “Reconciliation of Reported Results to Non-GAAP Financial Measures”. While the company believes that these financial measures are useful in evaluating the company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similarly entitled measures reported by other companies.  See “Consolidated Statements of Operations” for the quarters ended March 31, 2010 and 2009 included with this release for a reconciliation of EBITDA to net income and for a presentation of net income to non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share.

Use of Constant Currency

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand the company’s operating results and evaluate its performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The company uses results on a constant currency basis as one measure to evaluate its performance. In this release, the company calculates constant currency by calculating current-year results using prior year foreign currency exchange rates. The company generally refers to such amounts calculated on a constant currency basis as excluding or adjusting for the impact of foreign currency. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.  Results on a constant currency basis, as present by the company, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

About AGA Medical

AGA Medical, based in Plymouth, Minnesota, is a leading innovator and manufacturer of medical devices for the treatment of structural heart defects and vascular abnormalities.  AGA Medical’s AMPLATZER® occlusion devices offer minimally invasive, transcatheter treatments that have been clinically shown to be safe and highly effective in defect closure.  AGA Medical is the only manufacturer with occlusion devices approved to close seven different structural heart defects, with leading market positions for each of its devices. More than 1,650 articles supporting the benefits of AMPLATZER products have been published in medical literature. AGA Medical markets its AMPLATZER products in 112 countries worldwide to interventional cardiologists, electrophysiologists, interventional radiologists and vascular surgeons.  More information about the company and its products can be found at http://www.amplatzer.com.

Forward-Looking Statements

This news release and any attachments may include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, in particular, earnings guidance, statements regarding the impact of our products on patient care, statements regarding the impact of the company’s settlement of the Medtronic litigation and the expected interest accretion schedule for the settlement payment, and any statements about the company’s plans, strategies and prospects.  These statements are based on the beliefs of our management as well as assumptions made by, and information currently available to, the company. These statements reflect the company’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These factors include, among other things: failure to implement the company’s business strategy; failure to capitalize on the company’s expected market opportunities; lack of regulatory approval and market acceptance of the Company’s new products, product enhancements or new applications for existing products; regulatory developments in key markets for the company’s AMPLATZER occlusion devices; failure to complete the company’s clinical trials or failure to achieve the desired results in our clinical trials; inability to successfully commercialize the company’s existing and future research and development programs; failure to protect the company’s intellectual property; intellectual property claims exposure, related litigation expense, and any resultant damages, awarded royalties or other remedies, in particular resulting from our Occlutech litigation; competition; decreased demand for the company’s products; product liability claims exposure; failure to otherwise comply with laws and regulations; changes in general economic and business conditions; changes in currency exchange rates and interest rates; and other risks and uncertainties, including those detailed in the company’s most recent Annual Report on Form 10-K , as may be updated from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at www.amplatzer.com).

For more information, visit www.amplatzer.com.

Contact:

Rachel Ellingson

AGA Medical

Sr. Director, Business Development and Investor Relations

763.531.3018

rellingson@amplatzer.com

Nick Banovetz

Padilla Speer Beardsley

612.455.1705

nbanovetz@psbpr.com

AGA Medical Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net sales	$51,276	$44,420
Cost of goods sold	7,205	8,808
Gross profit	44,071	35,612

Operating expenses:
Selling, general, and administrative	25,387	22,664
Research and development	10,150	7,859
Litigation settlement	31,859	—
Amortization of intangible assets	5,035	5,219
Change in purchase consideration	87	—
Loss on disposal of property and equipment	11	—
Total operating expenses	72,529	35,742
Operating loss	(28,458)	(130)

Investment loss	—	(2,352)
Interest income	39	32
Interest expense	(2,061)	(4,511)
Other income (expense), net	(398)	503
Loss before income taxes	(30,878)	(6,458)

Income tax benefit	(9,650)	(94)

Net loss	$(21,228)	$(6,364)

Less Series A and B preferred stock and Class A common stock dividends	—	(4,234)

Net loss applicable to common stockholders	$(21,228)	$(10,598)

Net loss per common share-basic	$(0.42)	$(0.49)

Net loss per common share-diluted	$(0.42)	$(0.49)

Weighted average common shares-basic	50,104	21,482

Weighted average common shares-diluted	50,104	21,482

Operating Statistics:
EBITDA	$(22,426)	$4,284
EBITDA Margin	(43.7)%	9.6%

Adjusted EBITDA	$9,433	$4,284
Adjusted EBITDA Margin	18.4%	9.6%

AGA Medical Holdings, Inc.

Pro Forma Consolidated Statements of Operations, Excluding Litigation Settlement

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net sales	$51,276	$44,420
Cost of goods sold	7,205	8,808
Gross profit	44,071	35,612

Operating expenses:
Selling, general, and administrative	25,387	22,664
Research and development	10,150	7,859
Amortization of intangible assets	5,035	5,219
Change in purchase consideration	87	—
Loss on disposal of property and equipment	11	—
Total operating expenses	40,670	35,742
Operating income (loss)	3,401	(130)

Investment loss	—	(2,352)
Interest income	39	32
Interest expense	(2,042)	(4,511)
Other income (expense), net	(398)	503
Income (loss) before income taxes	1,000	(6,458)

Income tax (benefit) expense	313	(94)

Net income (loss)	$687	$(6,364)

Less Series A and B preferred stock and Class A common stock dividends	—	(4,234)

Net income (loss) applicable to common stockholders	$687	$(10,598)

Net income (loss) per common share-basic	$0.01	$(0.49)

Net income (loss) per common share-diluted	$0.01	$(0.49)

Weighted average common shares-basic	50,104	21,482

Weighted average common shares-diluted	51,123	21,482

The following is a reconciliation of EBITDA to net loss for the periods presented (in thousands):

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net loss	$(21,228)	$(6,364)

Interest income	(39)	(32)
Interest expense	2,061	4,511
Depreciation / amortization	6,430	6,263
Income taxes	(9,650)	(94)

EBITDA	$(22,426)	$4,284

Litigation settlement	31,859	—
Adjusted EBITDA	$9,433	$4,284

AGA Medical Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$13,215	$24,470
Accounts receivable, less allowance for doubtful accounts of $602 and $481 and discounts of $285 and $395 at March 31, 2010 and December 31, 2009, respectively	50,331	48,730
Inventory	12,432	12,408
Prepaid expenses	2,175	1,408
Income tax receivable	725	2,762
Other tax receivable	692	799
Deferred tax assets, net	20,269	8,339
Total current assets	99,839	98,916
Property and equipment, net	37,717	38,669
Goodwill	83,846	85,381
Intangible assets, net	104,802	111,655
Other assets, net	6,499	3,683
Deferred financing costs, net	2,012	2,276
Total assets	$334,715	$340,580

Liabilities and stockholders’ equity
Current liabilities:
Reserve for customer returns	$9,259	$9,335
Trade accounts payable	6,949	8,643
Accrued royalties	2,245	2,299
Accrued interest	1,037	1,462
Accrued wages	8,590	10,549
Short-term obligations to former distributors, less discount	4,555	7,880
Accrued expenses	4,874	5,391
Accrued litigation settlement, less discount	7,487	—
Income taxes payable	2,897	2,913
Total current liabilities	47,893	48,472
Long-term debt, less current portion	196,963	196,963
Senior subordinated note payable, less discount of $1,256 and $1,383 at March 31, 2010 and December 31, 2009, respectively	13,744	13,617
Long-term obligations to former distributors, less discount	4,513	9,382
Long-term litigation settlement, less discount	24,391	—
Deferred tax liabilities	31,232	32,984
Accrued income taxes	2,705	2,705
Stockholders’ equity:
Common stock, $0.01 par value:
Authorized shares—400,000
Issued and outstanding shares—50,136 at March 31, 2010 and 50,094 at December 31, 2009	501	501
Additional paid-in capital	274,968	273,309
Excess purchase price over Predecessor basis	(63,500)	(63,500)
Accumulated other comprehensive income	(4,104)	(489)
Accumulated deficit	(194,591)	(173,364)
Total stockholders’ equity	13,274	36,457
Total liabilities and stockholders’ equity	$334,715	$340,580

AGA Medical Holdings, Inc.

Consolidated Sales Analysis

(dollars in thousands - unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Geographic
North America Direct	$19,952	$17,834
Europe Direct	21,697	18,418
Distributor	9,627	8,168
Total Net Sales	$51,276	$44,420

Product Line
Atrial Septal Occluder	$26,029	$24,318
Patent Foraman Ovale	7,567	6,830
Vascular Plugs	5,113	3,058
Accessories	5,959	5,344
Other Product Sales	6,511	4,976
Total Product Sales	$51,179	$44,526

Non-Product Revenue	97	(106)
Total Net Sales	$51,276	$44,420

AGA Medical Holdings, Inc.

Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency

(dollars in thousands - unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net sales, as reported	$51,276	$44,420
Currency impact as compared to prior period	(1,582)	—
Net sales, excluding the impact of foreign currency	$49,694	$44,420

AGA Medical Holdings, Inc.

Reconciliation of Reported Results to Non-GAAP Financial Measures

(dollars in thousands - unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Operating loss, as reported	$(28,458)	$(130)

Reconciliation items impacting Operating Income
Distributor inventory conversion costs	—	2,398
Litigation settlement	31,859	—
Litigation/non-recurring legal costs	—	3,793
Total	31,859	6,191

Operating income, as adjusted	$3,401	$6,061

Operating income, as adjusted, as a % of net sales	6.6%	13.6%

AGA Medical Holdings, Inc.

Reconciliation of Reported Results to Non-GAAP Financial Measures

(dollars in thousands - unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net loss, as reported	$(21,228)	$(6,364)
Pre-tax impact of reconciling items:
Amortization	5,035	5,219
Distributor inventory conversion costs	—	2,398
Litigation settlement	31,859	—
Interest accretion for litigation settlement	19	—
Litigation/non-recurring legal costs	—	3,793
Investment loss/write-off of early stage investment	—	2,352
Total	36,913	13,762

Total tax effect on non-GAAP adjustments(1)	(11,535)	(3,993)

Net income, as adjusted	$4,150	$3,405

Net income, as adjusted, per diluted share	$0.08	$0.08

Weighted average common shares-diluted(2)	51,123	40,969

Notes:

(1)         The total tax effect on non-GAAP adjustments for the quarter ended March 31, 2010 was calculated at the company’s effective tax rate of 31.25% versus 35.0% for the prior period for all items excluding the investment loss/write-off of early stage investment which was not deductible.

(2)         Weighted average common shares on a fully diluted basis were recalculated to reflect what they would have been had the company been in a net income position.